AMENDMENT
TO
INVESTMENT ADVISORY AGREEMENT
BETWEEN
ING LIFE INSURANCE AND ANNUITY COMPANY
AND
ING PARTNERS, INC.

AMENDMENT made as of this 1st day of November, 2004, to the Investment Advisory Agreement dated as of May 1, 2003, as amended (the "Agreement"), between ING Life Insurance and Annuity Company, an insurance corporation organized and existing under the laws of the State of Connecticut (the "Adviser"), and ING Partners, Inc., a corporation organized and existing under the laws of Maryland (the "Company"). In consideration of the mutual covenants contained herein, the parties agree to amend the Agreement as follows:

1. Article IX, Expenses, is hereby amended as follows:

Section IX.B.6 is hereby amended by inserting the words "Board approved" before "fees and expenses of any membership."

2. Amended Schedule A to the Agreement is hereby deleted in its entirety and replaced with Amended Schedule A attached hereto.

3. Amended Schedule B to the Agreement is hereby deleted in its entirety and replaced with Amended Schedule B attached hereto.

4. In all other respects, the Agreement is confirmed and remains in full force and effect.

5. This Amendment shall become effective as of the date first written above.

IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this instrument to be executed by their duly authorized signatories the date and year first above written.



ING Life Insurance and Annuity Company




By:




Title:
Laurie M. Tillinghast
Vice President




ING Partners, Inc.




By:




Title:
James M. Hennessy
President

AMENDED SCHEDULE A

Series of ING Partners, Inc.

ING Aeltus Enhanced Index Portfolio
ING Alger Aggressive Growth Portfolio
ING Alger Capital Appreciation Portfolio
ING Alger Growth Portfolio
ING American Century Small Cap Value Portfolio
ING Baron Small Cap Growth Portfolio
ING Fidelityr VIP Contrafundr Portfolio
ING Fidelityr VIP Equity Income Portfolio
ING Fidelityr VIP Growth Portfolio
ING Fidelityr VIP Mid Cap Portfolio
ING Goldman Sachsr Capital Growth Portfolio
ING Goldman Sachsr Core Equity Portfolio
ING JPMorgan Fleming International Portfolio
ING JPMorgan Mid Cap Value Portfolio
ING MFS Capital Opportunities Portfolio
ING MFS Global Growth Portfolio
ING OpCap Balanced Value Portfolio
ING Oppenheimer Strategic Income Portfolio
ING PIMCO Total Return Portfolio
ING Salomon Brothers Aggressive Growth Portfolio
ING Salomon Brothers Fundamental Value Portfolio
ING Salomon Brothers Investors Value Portfolio
ING T. Rowe Price Growth Equity Portfolio
ING UBS U.S. Allocation Portfolio
ING UBS U.S. Large Cap Equity Portfolio
ING Van Kampen Comstock Portfolio

Dated: November 1, 2004


AMENDED SCHEDULE B

Advisory Fees

SERIES
ADVISORY FEES
(As a percentage of average daily net assets)
ING Aeltus Enhanced Index Portfolio
0.60%
ING Alger Aggressive Growth Portfolio
0.85%
ING Alger Capital Appreciation Portfolio
0.70%
ING Alger Growth Portfolio
0.80%
ING American Century Small Cap Value Portfolio
1.00%
ING Baron Small Cap Growth Portfolio
0.85%
ING Fidelityr VIP Contrafundr Portfolio
0.00% while Series invested in Master
0.58% for Standalone Series
ING Fidelityr VIP Equity Income Portfolio
0.00% while Series invested in Master
0.48% for Standalone Series
ING Fidelityr VIP Growth Portfolio
0.00% while Series invested in Master
0.58% for Standalone Series
ING Fidelityr VIP Mid Cap Portfolio
0.00% while Series invested in Master
0.58% for Standalone Series
ING Goldman Sachsr Capital Growth Portfolio
0.85%
ING Goldman Sachsr Core Equity Portfolio
0.70%
ING JPMorgan Fleming International Portfolio
0.80%
ING JPMorgan Mid Cap Value Portfolio
0.75%
ING MFS Capital Opportunities Portfolio
0.65%
ING MFS Global Growth Portfolio
0.60%
ING OpCap Balanced Value Portfolio
0.80%
ING Oppenheimer Strategic Income Portfolio
0.50%
ING PIMCO Total Return Portfolio
0.50%
ING Salomon Brothers Aggressive Growth Portfolio
0.70% of the first $500 million of
average daily net assets;
0.65% on assets over $500 million
ING Salomon Brothers Fundamental Value Portfolio
0.90%
ING Salomon Brothers Investors Value Portfolio
0.80%
ING T. Rowe Price Growth Equity Portfolio
0.60%
ING UBS U.S. Allocation Portfolio
0.85%
ING UBS U.S. Large Cap Equity Portfolio
0.70% on the first $500 million of
average daily net assets;
0.65% on assets over $500 million
ING Van Kampen Comstock Portfolio
0.60%

Dated:  November 1, 2004